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                                                               EXHIBIT 99.d.2(a)

                     FORM OF AMENDMENT #1(a) TO SCHEDULE A


                   Portfolios of Brinson Relationship Funds
                   ----------------------------------------

     Brinson Global Securities Fund
     Brinson U.S. Equity Fund
     Brinson Global Equity Fund
     Brinson U.S. Large Capitalization Equity Fund
     Brinson U.S. Intermediate Capitalization Equity Fund
     Brinson Post-Venture Fund
     Brinson EXDEX(R) Fund
     Brinson Non-U.S. Equity Fund
     Brinson Emerging Markets Equity Fund
     Brinson Bond Plus Fund
     Brinson U.S. Bond Fund
     Brinson U.S. Short/Intermediate Fixed Income Fund
     Brinson Short-Term Fund
     Brinson High Yield Fund
     Brinson Emerging Markets Debt Fund

This Amendment has been agreed to as of this 26th day of June, 1997 by the undersigned.

     BRINSON RELATIONSHIP FUNDS

          By:    ___________________________________



          Title: ___________________________________


     BRINSON PARTNERS, INC.

          By:    ___________________________________



          Title: ___________________________________


     BRINSON PARTNERS, INC.

          By:    ___________________________________



          Title: ___________________________________